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                                                                   Exhibit 10.13


                            SECOND AMENDMENT TO LEASE

    This Second Amendment to Lease is dated as of the 1st day of August, 1997 by and between E & F Realty Associates Limited Partnership ("Landlord") and Xionics Document Technologies, Inc. ("Tenant").

                                   WITNESSETH:
                                   ----------

    WHEREAS, Landlord and Tenant are parties to a certain Lease dated November 29, 1994 (the "Lease") with respect to 30,000 rentable square feet of space on the first and fifth floors of 70 Blanchard Road, Burlington, Massachusetts (the "Building");

    WHEREAS, the Lease was amended by that certain First Amendment to Lease dated August 9, 1995, wherein Landlord and Tenant acknowledged that Tenant had previously added floor area to its Premises by exercise of a certain right of first refusal and wherein additional space was added to the Premises (all such floor area within the Premises, whether leased pursuant to the Lease, pursuant to the exercise of the right of first refusal or pursuant to the First Amendment of Lease being hereinafter referred to as the "Existing Space");

    WHEREAS, Landlord and Tenant wish to add to the Premises certain floor area upon the fourth floor of the Building as set forth below;

    WHEREAS, Tenant is also a subtenant pursuant to a certain Sublease Agreement dated June 28, 1996 (the "Sublease") by and between Tenant and Rule Industries, Inc., of the entire third floor of the Building (the "Third Floor Space") comprising approximately 22,653 leasable square feet of space;

    WHEREAS, upon expiration of the Sublease, the Third Floor Space shall be included within the Premises; and

    WHEREAS, Landlord and Tenant wish to also amend the Lease in certain other respects, as set forth below.

    NOW THEREFOR, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Lease and/or the First Amendment to Lease.

    2. From and after the date hereof, the Premises shall include both the Existing Space and a certain additional space on the fourth floor of the Building, shown





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upon the plan attached hereto and consisting of approximately 11,819 rentable square feet of floor area (the "Fourth Floor Space").

    3. The definition of "Termination Date" as used in the Lease shall be amended to be July 31, 2002.

    4. Based upon the addition of the Fourth Floor Space to the Premises, the definition of "Tenant's Proportionate Share" as used in the Lease shall be amended to be 48.87% from the date hereof until May 31, 1999, and, based upon the addition of the Third Floor Space to the Premises, shall be amended to be 70.45% thereafter.

    5. The "Yearly' Rent" for the Fourth Floor Space shall be as set forth below:

    Rent: Per R.S.F.            Yearly Rent               Monthly Payment
          ----------            -----------               ---------------

      Year 1: $21.00            $248,199.00                  $20,683.25
      Year 2: $21.50             254,108.50                   21,175.71
      Year 3: $22.00             260,018.00                   21,668.17
      Year 4: $22.50             265,927.50                   22,160.63
      Year 5: $23.00             271,837.00                   22,653.08

       Such yearly rent shall be in addition to all other rent due and payable pursuant to the Lease and the First Amendment to Lease. Each year referred to above shall be a period of twelve months, provided that the first year shall be deemed to be a period commencing upon the first day of the month in which this Second Amendment to Lease is executed and ending upon the day prior to the first anniversary thereof.

    6. The rent for the Existing Space shall continue to be as set forth in the Lease and First Amendment to Lease, provided, however, that from and after January 1, 2000 the Yearly Rent for the Existing Space shall be at the same rate per rentable square foot as is applicable to the Fourth Floor Space.

    7. The Fourth Floor Space shall be delivered to Tenant "as is".

    8. From and after June 1, 1999, the Premises shall include the entire Third Floor Space, and the Yearly Rent for the Third Floor Space shall be at the same rate per rentable square foot as is applicable to the Fourth Floor Space. In the event the Sublease is terminated prior to the expiration date thereof, the Third Floor Space will become a part of the Premises upon all of the terms and conditions of the Lease, as amended hereby, except that the rent for the Third Floor Space shall be as set forth in the Sublease until May 31, 1999.

    9. Upon request of either party, the other party shall execute such reasonable supplemental documentation as is necessary or desirable to confirm the total amount Yearly Rent payable from time to time with respect to the Premises.


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    10. All other terms and provisions of the Lease and the First Amendment of
Lease, except those which have been specifically amended hereby shall remain unchanged. By way of example, and not limitation, Tenant shall pay all operating and tax escalations upon the Fourth Floor Space based upon the base years set forth in the Lease, and from and after the time the Third Floor Space is a part of the Premises (i.e. from and after June 1, 1999) Tenant shall pay all operating and tax escalations upon the Third Floor Space based upon the base year set forth in the Lease.

    In witness whereof the parties have executed this Second Amendment to Lease in multiple counterparts as a sealed instrument on the day and year first above written.

LANDLORD:                                    TENANT:

E & F REALTY ASSOCIATES                      XIONICS DOCUMENT
LIMITED PARTNERSHIP                          TECHNOLOGIES INC.

By: E & F REALTY CORPORATION,
    GENERAL PARTNER


BY: /s/ Eleanor Pao, Treasurer               BY: /s/ Robert E. Gilkes
    -------------------------------              -------------------------------
    ELEANOR PAO, TREASURER                       ROBERT E. GILKES, CHIEF
                                                 EXECUTIVE OFFICER
                                                 HEREUNTO DULY AUTHORIZED



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